EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 27, 2014 with respect to the consolidated financial statements and schedule included in the Annual Report on Form 10-K for the year ended March 31, 2014 of Cyanotech Corporation, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Irvine, California

September 16, 2014